Exhibit 10.2

FOURTH AMENDMENT TO CREDIT AGREEMENT AND

WAIVER OF EVENT OF DEFAULT

This Fourth Amendment to Credit Agreement and Waiver of Event of Default (this “Amendment”), dated as of May 7, 2015, is entered into by and between COMMUNICATIONS SYSTEMS, INC., a Minnesota corporation (“Communications Systems”), JDL TECHNOLOGIES, INCORPORATED, a Minnesota corporation (“JDL”), TRANSITION NETWORKS, INC., a Minnesota corporation (“Transition Networks”), and SUTTLE, INC., a Minnesota corporation (“Suttle”; together with Communications Systems, JDL and Transition Networks, “Borrowers” and each a “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

Recitals

Borrowers and Bank are parties to a Credit Agreement dated as of October 28, 2011, as amended by a First Amendment to Credit Agreement and Waiver of Event of Default dated as of November 28, 2012, a Second Amendment to Credit Agreement and Waiver of Event of Default dated as of November 14, 2013 and a Third Amendment to Credit Agreement and First Amendment to Amended and Restated Revolving Note dated as of October 31, 2014 (as so amended, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

Borrowers have requested that Bank agree to certain amendments to the Credit Agreement, and Bank has agreed to make such amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.                   Definitions. Capitalized terms used in this Amendment (including in the Recitals) have the meanings given to them in the Credit Agreement unless otherwise expressly defined in this Amendment.

2.                   Amendments to Credit Agreement.

(a)                Section 1.2(c) of the Credit Agreement is hereby amended to replace the phrase “0.125%” contained therein with the phrase “0.25%”.

(b)               Section 4.9 of the Credit Agreement is hereby amended to add the following new clause (c) to the end thereof, to read as follows:

(c) Maintain Cash of not less than $15,000,000 at all times. As used in this clause (c), “Cash” means “Cash and cash equivalents,” “short-term investments,” and “long-term investments,” as computed in accordance with Generally Accepted Accounting Principles and reported by Communications Systems in its periodic filings with the United States Securities and Exchange Commission.

3.                   No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement, the Revolving Note and the other Loan Documents remain in full force and effect.

4.                   Waiver of Existing Event of Default. As a result of the failure of Borrowers to maintain a minimum Net Profit of $3,000,000 as of the quarter ending March 31, 2015, as required by Section 4.9(a)(ii) of the Credit Agreement, an Event of Default has occurred under Section 6.1(c) of the Credit Agreement (the “Known Event of Default”). Upon the terms and subject to the conditions set forth in this Amendment, Bank hereby waives the Known Event of Default. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle Borrowers to any other or further waiver in any similar or other circumstances.

5.                   Amendment Fee. Borrowers agree to Bank, a fully-earned, non-refundable fee of $45,000 (the “Amendment Fee”), in consideration of the amendments and waiver granted hereunder. Borrowers and Bank acknowledge and agree that the Amendment Fee will be paid by Borrowers to Bank in immediately available funds on the earlier of (a) August 15, 2015 and (b) the occurrence of an Event of Default or discovery of the existence of any Event of Default not expressly waived prior to the date of this Amendment. Borrowers and Bank agree, however, that the Amendment Fee will not be due and payable if prior to August 15, 2015, either (i) the Borrowers terminate the Line of Credit and indefeasibly pay in full all debts, liabilities and obligations owed by Borrowers to Bank, or (ii) Borrowers and Bank enter into a new amendment to the Credit Agreement that establishes new or revised financial covenants and expressly waives the Amendment Fee.

6.                   Conditions Precedent. This Amendment shall be effective when Bank shall have received an executed counterpart of this Amendment, together with each of the following, each in form and substance acceptable to Bank:

(a)                 an Amended and Restated Revolving Note (the “Amended Note”), duly executed by each Borrower;

(b)                a Joinder Agreement, reflecting the joinder of Suttle to the Credit Agreement and each other Loan Document as a Borrower thereunder, duly executed by Suttle;

(c)                 a certificate of the secretary of each Borrower: (a) attaching resolutions of the Board of Directors of such Borrower authorizing the execution, delivery and performance by such Borrower of the Loan Documents, including this Amendment, the Joinder Agreement (solely with respect to Suttle) and the Amended Note, (b) certifying that the articles of incorporation of such Borrower delivered by such Borrower to Bank on October 28, 2011 have not been amended or changed in any respect or, if there has been any amendment or change or if such articles have not yet been delivered to Bank, certifying that attached to such certificate is a current copy of such articles of incorporation (certified by the Secretary of State of formation), (c) certifying that the bylaws of such Borrower delivered by such Borrower to Bank on October 28, 2011 have not been amended or changed in any respect or, if there has been any amendment or change or if such bylaws have not yet been delivered to Bank, certifying that attached to such certificate is a current copy of such bylaws of such Borrower (if any such bylaws exist), and (d) containing the names of the officer or officers of such Borrower authorized to sign the Loan Documents, including this Amendment, the Joinder Agreement (solely with respect to Suttle) and the Amended Note, together with a sample of the true signature of each such officer, or, if applicable, affirming that each officer or officers previously certified to Bank on October 28, 2011 remain so authorized; together with current good standing certificate for each Borrower; and

(d)                 such other matters as Bank may reasonably require.

7.                       Representations and Warranties. Borrowers hereby represent and warrant to Bank as follows:

(a)                     Each Borrower has all requisite power and authority to execute this Amendment, the Amended Note and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which such Borrower is a party have been duly executed and delivered by such Borrower and constitute the legal, valid and binding obligations of such Borrower, enforceable in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(b)                     The execution, delivery and performance by such Borrower of Credit Agreement, as amended by this Amendment, and the other Loan Documents to which such Borrower is a party have been duly authorized by all necessary corporate action and do not (i) violate any material provision of federal, state, or local law or regulation applicable to such Borrower, the governing documents of such Borrower, or any order, judgment, or decree of any court or other governmental authority binding on such Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contract, obligation, indenture or other instrument to which any Borrower is a party or by which any Borrower may be bound, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Borrower, or (iv) require any approval of such Borrower’s shareholders or any approval or consent of any other person or entity.

(c)                     All of the representations and warranties contained in Article II of the Credit Agreement are correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties relate solely to an earlier date.

8.                       References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment; and any and all references in the other Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment. All references in the Credit Agreement and each other Loan Document to “the Revolving Note” shall be deemed to refer to the Amended Note.

9.                       No Other Waiver. Except as expressly set forth therein, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any other Loan Document, whether or not known to Bank and whether or not existing on the date of this Amendment.

10.                   Release. Each Borrower hereby absolutely and unconditionally releases and forever discharges Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description arising under, in connection with or related to any of the debts, liabilities or obligations of Borrowers and/or any Borrower under any of the Loan Documents or any of the Loan Documents, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrowers and/or any Borrower has had, now has or has made claim to have against any such person or entity for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

11.                 Costs and Expenses. Borrowers hereby reaffirm their agreement under Section 7.3 of the Credit Agreement to pay or reimburse Bank with respect to its costs, expenses and fees, including, without limitation, all reasonable fees and disbursements of legal counsel incurred the Bank in connection with this Amendment.

12.                 Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or in a pdf or similar electronic file shall be effective as delivery of a manually executed counterpart thereof.

Signature page follows

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:

COMMUNICATIONS SYSTEMS, INC.

By:
Name:
Title:

JDL TECHNOLOGIES, INCORPORATED

By:
Name:
Title:

TRANSITION NETWORKS, INC.

By:
Name:
Title:

SUTTLE, INC.

By:
Name:
Title:

Signature Page to Fourth Amendment to Credit Agreement and Waiver of Event of Default

BANK:

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:
Name:
Title:

Signature Page to Fourth Amendment to Credit Agreement and Waiver of Event of Default